UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2015

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Exhibit 3.1
Exhibit 3.2

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2015, MetLife, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of Delaware. The stockholders approved the Charter amendment at the Company’s annual meeting of stockholders on April 28, 2015 (the “2015 Annual Stockholder Meeting”).

The Charter amendment permits the Company’s stockholders to amend certain provisions of the Charter by the affirmative vote of a majority of outstanding stock entitled to vote generally in the election of Directors (the “Outstanding Stock”). Those provisions address shareholder rights plans, the Board of Directors and management of the Company (which includes provisions relating to the Board of Directors and management of the business of the Company and the MetLife Policyholder Trust, the removal of Directors, the filling of Directorship vacancies, advance notice of nominations for the election of Directors, and Board and shareholder authority to amend the By-Laws), liability of Directors, no shareholder actions by written consent, and amendment of the Charter. The Company disclosed this proposed Charter amendment as Proposal 2(a) in its definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2015 (the “2015 Proxy Statement”).

Before the adoption of the Charter amendment, the Charter required the affirmative vote of three-quarters of the Outstanding Stock to amend the provisions of the Charter described above.

The amendment to the Charter also permits the Company’s stockholders to amend the Company’s Amended and Restated By-Laws (the “By-Laws”) by the affirmative vote of a majority of the Outstanding Stock. The Company disclosed this proposed Charter amendment as Proposal 2(b) in its Proxy Statement. An amendment to the By-Laws to permit the stockholders to amend the By-Laws by the same vote required under the amended Charter became effective upon the filing of the Certificate of Amendment to the Charter, as provided by a resolution adopted by the Board of Directors on December 23, 2014.

Before the adoption of the Charter amendment and By-Laws amendment, the Charter and By-Laws each required the affirmative vote of three-quarters of the Outstanding Stock for the stockholders to amend the By-Laws.

The foregoing description of the amendment to the Charter is not complete and is qualified in its entirety by reference to the Certificate of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated April 29, 2015, which is filed as Exhibit 3.1 hereto and incorporated herein by reference. The foregoing description of the By-Laws, as amended by the By-Law amendment, is not complete and is qualified in its entirety by reference to the Amended and Restated MetLife, Inc. By-Laws effective April 29, 2015, which are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Stockholders Meeting, the stockholders:

•	elected twelve Directors, each for a term expiring at the Company’s 2016 annual meeting of stockholders;

•	approved an amendment to the Charter to change each supermajority common shareholder vote requirement for amendments to the Charter to a majority vote requirement;

•	approved an amendment to the Charter to change the supermajority vote requirement for shareholders to amend the By-Laws to a majority vote requirement;

•	ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2015; and

•	approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s 2015 Proxy Statement.

Election of Directors:

Nominee Name	Votes For	Votes Against	Abstained	Broker Non-Votes
Cheryl W. Grisé	917,785,795	10,693,110	2,504,950	57,697,294
Carlos M. Gutierrez	924,699,439	3,829,018	2,455,398	57,697,294
R. Glenn Hubbard, Ph.D.	926,170,269	1,871,447	2,942,139	57,697,294
Steven A. Kandarian	904,249,560	21,610,123	5,124,172	57,697,294
Alfred F. Kelly, Jr.	925,103,243	3,459,434	2,421,178	57,697,294
Edward J. Kelly, III	927,351,256	1,220,756	2,411,843	57,697,294
William E. Kennard	922,388,369	6,190,002	2,405,484	57,697,294
James M. Kilts	924,581,058	3,963,405	2,439,392	57,697,294
Catherine R. Kinney	924,621,991	3,980,293	2,381,571	57,697,294
Denise M. Morrison	922,700,067	5,923,400	2,360,388	57,697,294
Kenton J. Sicchitano	922,714,396	5,884,069	2,385,390	57,697,294
Lulu C. Wang	924,924,518	3,192,644	2,866,693	57,697,294

	Votes For	Votes Against	Abstained	Broker Non-Votes
Approval of an amendment to the Company’s Certificate of Incorporation to change each supermajority common shareholder vote requirement for amendments to the Certificate of Incorporation to a majority vote requirement	925,312,468	2,495,174	3,176,213	57,697,294
Approval of an amendment to the Company’s Certificate of Incorporation to change the supermajority vote requirement for shareholders to amend the Company’s By-Laws to a majority vote requirement	925,159,027	2,548,702	3,276,126	57,697,294
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2015	978,351,017	7,731,246	2,598,886	0
Advisory vote to approve the compensation paid to the Company’s Named Executive Officers	909,543,502	18,005,022	3,435,331	57,697,294

Item 9.01 Financial Statements and Exhibits

3.1 Certificate Of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated April 29, 2015

3.2 Amended and Restated By-Laws of MetLife, Inc., effective April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: April 30, 2015

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

3.1	Certificate Of Amendment of Amended and Restated Certificate of Incorporation of MetLife, Inc., dated April 29, 2015

3.2	Amended and Restated By-Laws of MetLife, Inc., effective April 29, 2015